Apollo Global Management, LLC Second Quarter 2015 Earnings July 29, 2015 Exhibit 99.2

Apollo 2Q'15 Financial Results Highlights

APOLLO

GAAP & Economic Earnings	• GAAP Net Income of $56.4 million ($0.30/share) • Economic Net Income ("ENI") of $154.7 million ($0.38/share) • Management Business ("MB") Economic Income ("EI") of $92.4 million ($0.23/share) • Incentive Business ("IB") Economic Income of $65.1 million ($0.16/share)
Distributable Earnings	• Distributable Earnings ("DE") After Taxes and Related Payables of $199.5 million ($0.48/share) • Management Business DE of $108.9 million ($0.27/share) • Incentive Business DE of $92.7 million ($0.23/share) • Declared distribution of $0.42 per Class A share (payout ratio of 88%)
Assets Under Management	• Total Assets Under Management ("AUM") of $162.5 billion • Fee-Generating AUM ("FGAUM") of $128.3 billion • Carry-Eligible AUM ("CEAUM") of $81.0 billion and Carry-Generating AUM ("CGAUM") of $36.4 billion • Dry powder of $27.9 billion available for investment
Business Drivers	• *Inflows:* $3.2 billion of capital inflows ($14.9 billion LTM) • *Deployment:* $2.9 billion invested ($10.1 billion LTM) • *Realizations:* $3.4 billion of capital returned to investors ($15.1 billion LTM) • *Performance:* Traditional Private Equity Fund Appreciation +2.7% (+4.6% LTM) Total Credit Gross Return[1] +1.2% (+4.2% LTM)

Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 27 to 30.

(1) Represents total Credit Gross Return, excluding assets managed by Athene Asset Management, L.P. ("AAM") that are not directly invested in Apollo funds or sub-advised by Apollo. Total credit net return was 0.8% for 2Q'15 (3.1% LTM).

1

Economic Earnings Summary

APOLLO

$ in thousands, except per share data		2Q'14	1Q'15	2Q'15	YTD'14	YTD'15
Management Business	Management Fees	$228,858	$224,713	$227,273	$452,688	$451,986
	Advisory and Transaction Fees from Affiliates, net[(1)]	60,787	9,543	15,450	176,852	24,993
	Carried Interest Income from Affiliates	10,009	10,774	10,815	18,473	21,589
	Management Business Revenues	**299,654**	**245,030**	**253,538**	**648,013**	**498,568**
	Salary, Bonus and Benefits	89,831	87,552	89,683	170,362	177,235
	Equity-Based Compensation	13,583	15,831	14,643	71,720	30,474
	Other Expenses	61,257	51,934	55,383	118,957	107,317
	Management Business Expenses	**164,671**	**155,317**	**159,709**	**361,039**	**315,026**
	Other Income (Loss)	(5)	1,846	(1,382)	2,054	464
	Management Business Economic Income	**$134,978**	**$91,559**	**$92,447**	**$289,028**	**$184,006**
	Per Share	*$0.34*	*$0.23*	*$0.23*	*$0.72*	*$0.46*
Incentive Business	Carried Interest Income	$279,595	$57,819	$94,877	$440,390	$152,696
	Profit Sharing Expense	161,508	40,832	62,872	259,946	103,704
	Other Income (Loss)	13,270	(6,477)	33,081	71,635	26,604
	Incentive Business Economic Income	**$131,357**	**$10,510**	**$65,086**	**$252,079**	**$75,596**
	Per Share	*$0.33*	*$0.03*	*$0.16*	*$0.63*	*$0.19*
	Economic Income ("EI")	**$266,335**	**$102,069**	**$157,533**	**$541,107**	**$259,602**
	Per Share	*$0.67*	*$0.26*	*$0.39*	*$1.35*	*$0.65*
	Taxes	(59,077)	(8,520)	(2,869)	(110,187)	(11,389)
	Economic Net Income ("ENI")	**$207,258**	**$93,549**	**$154,664**	**$430,920**	**$248,213**
	Per Share	*$0.52*	*$0.23*	*$0.38*	*$1.08*	*$0.62*

(1) Includes monitoring fees from Athene Holding Ltd. ("Athene Holding" and together with its subsidiaries, "Athene") of $51.4 million and $110.1 million for 2Q'14 and YTD'14, respectively.

2

Distributable Earnings Summary

APOLLO

$ in thousands, except per share data	2Q'14	1Q'15	2Q'15	YTD'14	YTD'15
Management Business					
Management Business Economic Income	$134,978	$91,559	$92,447	$289,028	$184,006
Less: Non-Cash Revenues[(1)]	(51,793)	(2,784)	(843)	(110,886)	(3,627)
Add Back: Equity-Based Compensation	13,583	15,831	14,643	71,720	30,474
Add Back: Depreciation & Amortization	2,520	2,610	2,691	5,129	5,301
Management Business Distributable Earnings	**$99,288**	**$107,216**	**$108,938**	**$254,991**	**$216,154**
Per Share	*$0.25*	*$0.26*	*$0.27*	*$0.63*	*$0.53*
Incentive Business					
Incentive Business Economic Income	$131,357	$10,510	$65,086	$252,079	$75,596
Less: Non-Cash Carried Interest Income[(2)]	—	(29,900)	—	—	(29,900)
Less: Net Unrealized Carried Interest Loss	28,911	58,148	53,023	226,092	111,171
Less: Unrealized Investment & Other (Income) Loss	(10,958)	45	(25,436)	(46,521)	(25,391)
Incentive Business Distributable Earnings	**$149,310**	**$38,803**	**$92,673**	**$431,650**	**$131,476**
Per Share	*$0.37*	*$0.09*	*$0.23*	*$1.07*	*$0.32*
Distributable Earnings ("DE")	**$248,598**	**$146,019**	**$201,611**	**$686,641**	**$347,630**
Taxes and Related Payables[(3)]	(21,444)	(2,110)	(2,153)	(47,345)	(4,263)
DE After Taxes and Related Payables	**$227,154**	**$143,909**	**$199,458**	**$639,296**	**$343,367**
DE per Share of Common & Equivalent[(4)]	$0.51	$0.35	$0.48	$1.45	$0.83
Distribution per Share of Common & Equivalent	**$0.46**	**$0.33**	**$0.42**	**$1.30**	**$0.75**
Payout Ratio	*90%*	*94%*	*88%*	*90%*	*90%*

(1) Includes monitoring fees paid by Athene and gains resulting from reductions of the tax receivable agreement liability.
(2) Represents realized carried interest income settled by receipt of securities.
(3) Represents estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement.
(4) Calculation is based on end of period Class A shares outstanding and restricted share units ("RSUs") that participate in distributions (collectively referred to as common and equivalents).

3

Private Equity

APOLLO

Highlights

- Economic Income up 7% quarter-over-quarter, driven by rising contribution from both the Management and Incentive Businesses
- Traditional Private Equity fund appreciation(1) during the quarter of 2.7% was driven by the appreciation of private portfolio company holdings
- Deployed $0.9 billion primarily across 10 transactions during the quarter with an additional $3.5 billion committed but not yet deployed(2) at quarter end, $0.8 billion of which closed subsequent to quarter end
- Realization activity driven by the final dispositions of Great Wolf Resorts and Brit Insurance (average fully realized MOIC of 2.1x)
- Inflows in the quarter driven by strategic managed account activity; second natural resources fund expected to have first closing in the third quarter

Business Drivers

	2Q'15	YTD	LTM
Inflows	$358mm	$411mm	$631mm
Deployment	$895mm	$1.9bn	$3.1bn
Realizations	$2.0bn	$2.6bn	$10.2bn
Performance(1)	2.7%	5.2%	4.6%

Financial Results Summary

($ in thousands)	2Q'14	1Q'15	2Q'15
Management Business Revenues	$87,223	$78,438	$83,182
Management Business Expenses	52,471	50,041	51,578
Other Income	786	1,459	327
MB Economic Income	**35,538**	**29,856**	**31,931**
Carried Interest Income	187,709	54,926	81,328
Profit Sharing Expense	115,894	28,799	58,041
Other Income	11,818	3,096	7,811
IB Economic Income	**83,633**	**29,223**	**31,098**
Economic Income	**$119,171**	**$59,079**	**$63,029**

Key Stats

$39 billion AUM



Committed $4bn(2)
Dry Powder $18bn
Invested AUM $17bn
Other $4bn(3)

Traditional PE Funds
Inception-to-date Gross /Net IRR 39% / 25%

PE Portfolio
34% Public / 66% Private

Fund VI
101% of unreturned capital
$110mm net carried interest held in escrow

Fund VIII
31% Committed or Deployed

(1) Represents traditional private equity fund appreciation as defined in the non-GAAP financial information and definitions section of this presentation.

(2) Represents capital committed to investments as of June 30, 2015 by Apollo's private equity funds which have not yet closed and may be subject to a variety of closing conditions or other contractual provisions which could result in such capital not ultimately being invested.

(3) Other represents approximately $4 billion of uncalled commitments which can be called for fund fees and expenses only and is not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements.

4

Credit

APOLLO

Highlights

- Economic Income more than doubled quarter-over-quarter, driven by positive contributions from the Incentive Business
- Total Credit gross and net returns[2] of 1.2% and 0.8%, respectively, driven by positive returns across all fund categories
- Inflows driven by final closing of opportunistic energy fund, follow-on closing for structured credit drawdown funds, strategic managed accounts, and open-end strategies
- Capital deployment in drawdown funds nearly doubled to $1.4 billion quarter-over-quarter with deployment in a variety of credit investment opportunities
- Realizations driven by returns to CLO investors and drawdown fund realizations

Business Drivers

	2Q'15	YTD	LTM
Inflows	$1.4bn	$5.7bn	$11.3bn
Deployment	$1.4bn	$2.1bn	$4.6bn
Realizations	$791mm	$1.1bn	$3.1bn
Performance[1]	1.2%	3.2%	4.2%

(1) Represents total credit gross return, excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. 2Q'15, YTD and LTM net returns for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo were 0.8%, 2.6% and 3.1%, respectively.

Financial Results Summary

($ in thousands)	2Q'14	1Q'15	2Q'15
Management Business Revenues	$200,223	$155,578	$155,867
Management Business Expenses	98,638	91,555	90,197
Other Income	2,213	2,804	546
Non-Controlling Interest	(3,124)	(2,846)	(3,223)
MB Economic Income	**100,674**	**63,981**	**62,993**
Carried Interest Income	86,900	502	11,634
Profit Sharing Expense	42,797	10,217	3,897
Other Income (Loss)	(1,206)	(9,118)	25,077
IB Economic Income (Loss)	**42,897**	**(18,833)**	**32,814**
Economic Income	**$143,571**	**$45,148**	**$95,807**

Key Stats

($ in billions)

$113 billion AUM

Category	AUM	FG AUM	CE AUM	CG AUM	2Q'15 Gross Return[2]	YTD'15 Gross Return[2]	LTM Gross Return[2]
Liquid / Performing	$35	$29	$20	$12	1.0%	3.3%	3.8%
Drawdown[4]	$19	$11	$17	$6	1.7%	2.9%	4.4%
Permanent Capital Vehicles ex AAM	$13	$7	$7	$5	1.3%	3.1%	6.8%
Athene Asset Management (AAM)[3]	$46	$46	—	—			
Total Credit	**$113**	**$93**	**$44**	**$23**	**1.2%**	**3.2%**	**4.2%**

(2) Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 2Q'15 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 0.9%, 0.9%, 0.2%, respectively, and 0.8% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The YTD net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 3.1%, 1.8%, 0.8%, respectively, and 2.6% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo. The LTM net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex AAM were 3.4%, 2.4%, 1.7%, respectively, and 3.1% for total credit excluding assets managed by AAM that are not directly invested in Apollo funds or sub-advised by Apollo.

(3) AUM amounts presented for AAM exclude $14.4 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo.

(4) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 17.8% and 14.1%, respectively, as of June 30, 2015. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs.

5

Real Estate

APOLLO

Highlights

- Modest Economic Loss driven by Management Business despite quarter-over-quarter improvement within the Incentive Business
- In May 2015, Apollo acquired an Asia focused real estate investment manager with approximately $0.6 billion of AUM to focus on expanding real estate investment efforts throughout Asia
- Inflows ex acquisition driven by managed account activity as well as a second closing for the second U.S. real estate equity fund where 54% of the capital raised through June 30, 2015 has already been invested or committed
- Realizations driven by both debt and equity funds, including a large loan repayment within AGRE Debt Fund I
- Deployment activity driven by real estate debt managed accounts, commercial mortgage REIT (ARI) and investments made by the second U.S. real estate equity fund

Business Drivers

	2Q'15	YTD	LTM
Inflows	$1.5bn	$2.0bn	$3.0bn
Deployment	$623mm	$1.1bn	$2.4bn
Realizations	$587mm	$1.0bn	$1.7bn
Performance[(1)]	4.6%	6.2%	15.3%

Financial Results Summary

($ in thousands)	2Q'14	1Q'15	2Q'15
Management Business Revenues	$12,208	$11,014	$14,489
Management Business Expenses	13,562	13,721	17,934
Other Income	120	429	968
MB Economic Loss	**(1,234)**	**(2,278)**	**(2,477)**
Carried Interest Income	4,986	2,391	1,915
Profit Sharing Expense	2,817	1,816	934
Other Income (Loss)	2,658	(455)	193
IB Economic Income	**4,827**	**120**	**1,174**
Economic Income (Loss)	**$3,593**	**($2,158)**	**($1,303)**

Key Stats

$10.6 billion AUM



Equity
$3.5bn
Debt
$7.1bn

(1) Represents gross return for U.S. Real Estate Fund I including co-investment capital. 2Q'15, YTD and LTM net returns for U.S. Real Estate Fund I were 3.8%, 5.2% and 12.5%, respectively. U.S. Real Estate Fund I inception-to-date gross and net IRRs are 18% and 14%, respectively, as of June 30, 2015.

6

Total AUM & Fee-Generating AUM

APOLLO

2Q'15 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
1Q'15	**$40,533**	**$112,919**	**$9,496**	**$162,948**
Inflows	358	1,352	1,496	3,206
Outflows	(150)	(1,557)	—	(1,707)
Net Flows	208	(205)	1,496	1,499
Realizations	(2,014)	(791)	(587)	(3,392)
Market Activity	537	757	149	1,443
2Q'15	**$39,264**	**$112,680**	**$10,554**	**$162,498**

Total AUM Highlights

Private Equity: *Inflows:* SIA allocation ($357 million) *Realizations:* Fund VII ($1.2 billion) and Fund VI ($427 million) full or partial dispositions of Great Wolf, Brit, NCL, and Noranda *Market Activity:* 2.7% appreciation in traditional funds driven by the private portfolio holdings

Credit: *Inflows:* Energy Opportunity Fund ($520 million); SIA allocation ($357 million); Structured Credit Recovery Fund III ($193 million); MidCap ($165 million of new equity); and $118 million from Liquid / Performing strategies *Outflows:* Net leverage reduction ($670 million) driven by CLO activity and Athene; net segment transfers ($497 million); and redemptions ($390 million) *Market Activity:* Positive gross returns across product categories *Other:* Movement from AAM non-sub-advised to sub-advised ($569 million)

Real Estate: *Inflows:* Net segment transfers ($497 million) to debt managed accounts and U.S. RE Fund II; acquired assets ($583 million); and SIA allocation ($306 million) *Realizations:* RE debt ($376 million) and RE equity ($211 million)

2Q'15 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
1Q'15	**$30,199**	**$94,858**	**$6,195**	**$131,252**
Inflows	1	126	1,417	1,544
Outflows	(66)	(2,268)	—	(2,334)
Net Flows	(65)	(2,142)	1,417	(790)
Realizations	(1,670)	(650)	(490)	(2,810)
Market Activity	4	601	32	637
2Q'15	**$28,468**	**$92,667**	**$7,154**	**$128,289**

Fee-Generating AUM Highlights

Private Equity: *Realizations:* Fund VI and Fund VII strategic and public disposition activity from 1Q'15 and 2Q'15 (due to semiannual fee-basis reset) as well as other return of capital activity

Credit: *Outflows:* Net leverage reduction ($1.4 billion) driven by CLO activity and Athene; net segment transfers ($497 million) and redemptions ($384 million) *Realizations:* Driven by Liquid / Performing strategies including returns to CLO investors

Real Estate: *Inflows:* Acquired assets ($577 million); net segment transfers ($497 million); and movements into FGAUM by U.S. RE Fund II ($150 million) and ARI ($152 million) *Realizations:* RE debt ($335 million) and RE equity ($155 million)

LTM Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
2Q'14	**$51,836**	**$106,454**	**$9,205**	**$167,495**
Inflows	631	11,286	3,011	14,928
Outflows[2]	(2,735)	(2,777)	(21)	(5,533)
Net Flows	(2,104)	8,509	2,990	9,395
Realizations	(10,240)	(3,131)	(1,690)	(15,061)
Market Activity	(228)	848	49	669
2Q'15	**$39,264**	**$112,680**	**$10,554**	**$162,498**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
2Q'14	**$33,554**	**$90,780**	**$5,996**	**$130,330**
Inflows	2	7,091	2,710	9,803
Outflows[2]	(1,426)	(3,429)	(123)	(4,978)
Net Flows	(1,424)	3,662	2,587	4,825
Realizations	(3,709)	(1,984)	(1,318)	(7,011)
Market Activity	47	209	(111)	145
2Q'15	**$28,468**	**$92,667**	**$7,154**	**$128,289**

(1) Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.

(2) Included in outflows during LTM for Total AUM and FGAUM is $836 million and $722 million of redemptions, respectively.

7

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	2Q'14	1Q'15	2Q'15
Private Equity	$44,791	$35,302	$34,211
Credit	38,947	42,207	44,262
Real Estate	2,674	2,030	2,511
Total	**$86,412**	**$79,539**	**$80,984**

Carry-Generating AUM

($ in millions)

Segment	2Q'14	1Q'15	2Q'15
Private Equity	$24,381	$13,507	$12,487
Credit	28,036	20,594	23,257
Real Estate	821	672	697
Total	**$53,238**	**$34,773**	**$36,441**

2Q'15 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Estate	Total
Carry-Generating AUM	$12,487	$23,257	$697	$36,441
+ Uninvested CE AUM	17,447	9,744	1,112	28,303
+ Invested AUM Not Currently Generating Carry	4,277	11,261	702	16,240
Carry-Eligible AUM	**$34,211**	**$44,262**	**$2,511**	**$80,984**

$81 billion
Carry-Eligible AUM



Univested Carry-Eligible AUM $28.3bn
Currently Generating Carry $36.4bn
Not Currently Generated Carry $16.2bn

($ in billions) Category / Fund	Invested AUM Not Currently Generating Carry	Investment Period Active >24 Months[1]	Appreciation Required to Achieve Carry[2]
Fund VIII	$3.6	$—	NM
Other PE	0.6	—	NM
Private Equity	**4.2**	—	**NM**
Drawdown	3.3	1.2	7%
		0.4	< 250bps
Liquid / Performing	8.0	1.8	250-500bps
		1.0	> 500bps
Permanent Capital Vehicles ex AAM	—	—	NM
Credit	**11.3**	**4.4**	**6%**
Real Estate	**0.7**	**0.6**	**> 500bps**
Total	**$16.2**	**$5.0**	

(1) Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of June 30, 2015.
(2) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.

8

Fund VIII $14.5 PE Other $3.4 Drawdown $8.3 Private Equity $17.9 Real Estate $1.0 Credit $9.0 Capital Deployment Capital Deployment & Dry Powder ▪ Capital deployed across the platform totaled $2.9 billion for the quarter and $5.1 billion year-to-date. The pending investment commitments in private equity that have not yet been funded totaled $3.5 billion as of June 30, 2015. ▪ Dry Powder of $27.9 billion at the end of the quarter, of which $9.9 billion was eligible to receive management fees in the future. $27.9bn of Dry Powder ($ in billions) Private Equity Credit Real Estate ▪ Includes investments in American Gaming Systems (Gaming), Carige (Insurance) and CH2M Hill (Engineering Services) ▪ Primarily comprises investments in life settlements, energy, shipping, CLO debt and equity ▪ Primarily comprises commercial real estate debt investments, including mortgages, subordinated loans, and commercial mortgage backed securities made by debt managed accounts and ARI Permanent Capital Vehicles ex AAM $0.5 2Q'1 5 Highlight s $1.0 ($ in millions) Segment 2Q'15 YTD LTM Private Equity $895 $1,911 $3,104 Credit 1,355 2,115 4,551 Real Estate 623 1,088 2,398 Total $2,873 $5,114 $10,053 Liquid / Performing $0.2 9

Shareholder Distribution

APOLLO

- Generated $0.48 of DE per share of common and equivalent during the quarter, driven by Management Business earnings and realized carried interest.
- Apollo declared a quarterly distribution of $0.42 per Class A share to holders of record as of August 18, 2015, which is payable on August 31, 2015.

($ in thousands, except per share data)	2Q'14	1Q'15	2Q'15	YTD'14	YTD'15
DE After Taxes and Related Payables	**$227,154**	**$143,909**	**$199,458**	**$639,296**	**$343,367**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	18,692	60	—	41,270	60
DE Before Certain Payables(1)	245,846	143,969	199,458	680,566	343,427
Percent to Common & Equivalents	45%	45%	45%	44%	45%
DE Before Other Payables Attributable to Common & Equivalents	111,071	65,282	90,015	297,891	157,509
Less: Taxes & Related Payables Attributable to Common & Equivalents	(18,692)	(60)	—	(41,270)	(60)
DE Attributable to Common & Equivalents	**$92,379**	**$65,222**	**$90,015**	**$256,621**	**$157,449**
Per Share of Common & Equivalent(2)	***$0.51***	***$0.35***	***$0.48***	***$1.45***	***$0.83***
Retained Capital per Share of Common & Equivalent (2)(3)	*(0.05)*	*(0.02)*	*(0.06)*	*(0.15)*	*(0.08)*
Net Distribution per Share of Common & Equivalent(2)	***$0.46***	***$0.33***	***$0.42***	***$1.30***	***$0.75***
Payout Ratio	*90%*	*94%*	*88%*	*90%*	*90%*

(1) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the payable under Apollo's tax receivable agreement.
(2) Per share calculations are based on end of period total Class A shares outstanding and RSUs that participate in distributions (see page 26 for the share rollforward), collectively referred to as common and equivalents.
(3) Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.

10

Balance Sheet Highlights ▪ At June 30, 2015, Apollo had $838 million in total cash, $1,042 million of investments, and $425 million of net carried interest receivable for a total net value of $2.3 billion, or $5.64 per DE share outstanding. ▪ Long-term debt of $1.0 billion, includes $500 million in senior notes due 2024 and $500 million of term loan due 2019. ▪ Apollo has a $500 million revolving credit facility expiring in 2019 that remained undrawn as of June 30, 2015. ▪ Unfunded future commitments totaled $690 million as of June 30, 2015, of which $323 million related to Fund VIII. S&P and Fitch A / A- rated Undrawn Credit Facility $500 million Summary Balance Sheet (1) Investments and carry receivable are presented on an unconsolidated basis. (2) Represents realized gains from Apollo's general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. ($ in millions) 2Q'15 Athene/AAA $471 GP Co-Investments / Other Investments(2) 571 Total Investments $1,042 ($ in millions) 2Q'15 Cash $838 Investments(1) 1,042 Carry Receivable(1) 857 Profit Sharing Payable (432) Total Net Value $2,305 Debt ($1,031) Unfunded Future Commitments $690 11

Carried Interest Receivable & Income (Loss) Detail

($ in thousands)	As of June 30, 2015	For the Three Months Ended June 30, 2015			For the Six Months Ended June 30, 2015		
	Carried Interest Receivable on an Unconsolidated Basis	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)	Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss)
Private Equity Funds							
Fund VII	$285,080	($53,630)	$135,086	$81,456	($3,101)	$149,988	$146,887
Fund VI	108,938 (1)	(44,014)	22,916	(21,098)	(74,484)	53,509	(20,975)
Fund V	— (4)	(4,904)	—	(4,904)	(12,276)	—	(12,276)
Fund IV	2,780	111	—	111	(2,856)	640	(2,216)
AAA/Other(2)(3)	186,646	25,761	—	25,761	(5,065)	29,900	24,835
Total Private Equity Funds	**$583,444**	**($76,676)**	**$158,002**	**$81,326**	**($97,782)**	**$234,037**	**$136,255**
Total Private Equity Funds, net of profit share	**337,075**	**(48,653)**	**71,938**	**23,285**	**(74,226)**	**123,641**	**49,415**
Credit Funds							
Drawdown	144,921 (4)	(5,197)	7,277	2,080	(63,472)	46,854	(16,618)
Liquid/Performing	80,498	(3,225)	11,278	8,053	9,280	17,974	27,254
Permanent Capital Vehicles ex AAM	25,578	1,500	10,815	12,315	1,500	21,589	23,089
Total Credit Funds	**$250,997**	**($6,922)**	**$29,370**	**$22,448**	**($52,692)**	**$86,417**	**$33,725**
Total Credit Funds, net of profit share	**74,768**	**(4,872)**	**23,424**	**18,552**	**(37,409)**	**57,020**	**19,611**
Real Estate Funds							
CPI Funds	1,231	91	—	91	(388)	2,082	1,694
AGRE U.S. Real Estate Fund, L.P.	13,143	1,810	—	1,810	1,694	203	1,897
Other	7,798	(1,234)	1,250	16	(666)	1,382	716
Total Real Estate Funds	**$22,172**	**$667**	**$1,250**	**$1,917**	**$640**	**$3,667**	**$4,307**
Total Real Estate Funds, net of profit share	**12,597**	**501**	**481**	**982**	**465**	**1,092**	**1,557**
Total	**$856,613**	**($82,931)**	**$188,622**	**$105,691**	**($149,834)**	**$324,121**	**$174,287**
Total, net of profit share	**$424,440 (5)**	**($53,024)**	**$95,843**	**$42,819**	**($111,170)**	**$181,753**	**$70,583**

Note: The above table presents an analysis of Apollo's (i) carried interest receivable on an unconsolidated basis and (ii) realized and unrealized carried interest income (loss) for Apollo's combined segments.

(1) Fund VI's remaining investments and escrow cash were valued at 101% of the fund's unreturned capital, which was below a specified return ratio of 115%. As a result, Fund VI is required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation of Fund VI. As of June 30, 2015, $166.9 million of gross carry, or $110.2 million of net profit sharing, remains in escrow. Of these amounts, assuming a hypothetical liquidation on June 30, 2015, $108.9 million of gross carry, or $71.9 million net of profit sharing, would be paid to the general partner.

(2) Includes certain SIAs.

(3) Includes $135.6 million of carried interest receivable from AAA Investments, L.P. ("AAA Investments") which will be paid in common shares of Athene Holding (valued at the then fair market value) if there is a distribution in kind of shares of Athene Holding (unless such payment in shares would violate Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended), or paid in cash if AAA sells the shares of Athene Holding.

(4) As of June 30, 2015, Fund V, ACLF and certain SIAs within the credit segment had $9.1 million, $5.9 million and $27.1 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations in Fund V, ACLF and certain SIAs within the credit segment was $60.6 million, $16.7 million and $53.2 million, respectively, as of June 30, 2015.

(5) There was a corresponding profit sharing payable of $432.0 million as of June 30, 2015, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $93.0 million.

12

Permanent Capital AUM Key Stats (1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages may be terminated under certain circumstances. Refer to page 29 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment arrangements of the Permanent Capital Vehicles may be terminated. (2) Amounts are as of March 31, 2015. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG's website is not part of this presentation. (3) Amounts are as of March 31, 2015. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Permanent Capital Vehicles ▪ As of June 30, 2015, Apollo had $75.5 billion of AUM across seven Permanent Capital Vehicles(1). ▪ Apollo generated $110.2 million of Management Business revenues from Permanent Capital Vehicles during the second quarter of 2015, or $440.9 million on an annualized basis. ▪ The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 is 50%. Apollo will continue to seek to grow its base of permanent capital opportunistically. $84 $72 $60 $48 $36 $24 $12 $0 Pe rm an en tC ap ita lA U M ($ in bi lli on s) 70% 60% 50% 40% 30% 20% 10% 0% Pr op or tio n of To ta lF G A U M 2010 2012 2014 06/30/15 Period Ending $15 $25 $72 $76 10% 20% 56% 59% % of Total FGAUMPermanent Capital AUM ($ billions) 2Q'15 Athene Asset Management (AAM) / AAA $60.6 Apollo Investment Corp (AINV)(3) 4.4 Apollo Residential Mortgage, Inc. (AMTG)(2) 4.1 MidCap 3.3 Apollo Commercial Real Estate Finance, Inc. (ARI) 2.3 Apollo Tactical Income Fund (AIF) 0.4 Apollo Senior Floating Rate Fund (AFT) 0.4 Total Permanent Capital AUM $75.5 Fee-Generating AUM $68.9 Carry Eligible AUM $10.8 Carry Generating AUM $7.7 Management Business Revenues from Permanent Capital Vehicles ($mm) $110.2 % of Total Management Business Revenue 43% 13

AUM & Sub-Advised Percentage Sub-Advised AUM by Asset Category Note: On October 2, 2013, Athene Holding closed its acquisition of the U.S. annuity operations of Aviva plc, which added approximately $44 billion of total and Fee-Generating AUM within Apollo’s credit segment. Athene Asset Management ▪ As of June 30, 2015, AAM had $60.6 billion of total AUM in accounts owned by or related to Athene Holding. ▪ Of the total AUM, $14.4 billion or 24% of assets was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo. At June 30, 2014, these amounts were $10.4 billion and 17%, respectively. ▪ During the quarter, $1.1 billion of assets moved from non-sub-advised to being sub-advised by Apollo, bringing the total over the last twelve months to $4.4 billion. ▪ Over time, Apollo will continue to seek attractive investment opportunities that are consistent with AAM’s investment objectives on behalf of Athene. $70 $60 $50 $40 $30 $20 $10 $0 A A M A U M ($ in bi lli on s) 35% 30% 25% 20% 15% 10% 5% 0% % Su b- A dv is ed 2010 2012 2014 06/30/15 Period Ending $2 $16 $60 $61 8% 32% 20% 24% Sub-Advised by ApolloAAM AUM ($ in billions) 2Q'15 Private Equity $0.8 Credit $9.8 Liquid / Performing 8.9 Drawdown 0.9 Real Estate $3.8 RE Debt 3.4 RE Equity 0.4 Total $14.4 14

GAAP Statement of Operations

APOLLO

($ in thousands, except per share data)	2Q'14	1Q'15[(1)]	2Q'15	YTD'14	YTD'15
Revenues:					
Advisory and transaction fees from affiliates, net	$60,786	$9,543	$15,450	$176,851	$24,993
Management fees from affiliates	226,420	224,889	230,584	436,211	455,473
Carried interest income from affiliates	284,946	68,592	105,693	450,490	174,285
Total Revenues	572,152	303,024	351,727	1,063,552	654,751
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	89,832	87,633	88,870	170,362	176,503
Equity-based compensation	28,711	20,103	22,279	87,689	42,382
Profit sharing expense	160,778	48,629	61,635	264,737	110,264
Total Compensation and Benefits	279,321	156,365	172,784	522,788	329,149
Interest expense	4,524	7,440	7,485	7,638	14,925
General, administrative and other	25,291	22,771	21,556	49,969	44,327
Professional fees	20,211	14,964	19,725	39,663	34,689
Occupancy	10,418	9,958	10,131	20,321	20,089
Placement fees	3,489	1,520	1,665	5,275	3,185
Depreciation and amortization	11,115	10,978	11,193	22,834	22,171
Total Expenses	354,369	223,996	244,539	668,488	468,535
Other Income (Loss):					
Net gains (losses) from investment activities	(9,534)	2,118	24,424	213,874	26,542
Net gains from investment activities of consolidated variable interest entities	43,425	1,328	5,800	91,160	7,128
Income (loss) from equity method investments	30,701	(1,061)	17,119	53,611	16,058
Interest income	2,726	725	860	6,054	1,585
Other income, net	2,238	4,874	1,775	19,769	6,649
Total Other Income	69,556	7,984	49,978	384,468	57,962
Income before income tax provision	287,339	87,012	157,166	779,532	244,178
Income tax provision	(35,037)	(5,514)	(9,092)	(67,586)	(14,606)
Net Income	252,302	81,498	148,074	711,946	229,572
Net income attributable to Non-Controlling Interests	(180,634)	(50,571)	(91,646)	(568,109)	(142,217)
Net Income Attributable to Apollo Global Management, LLC	$71,668	$30,927	$56,428	$143,837	$87,355
Distributions Declared per Class A Share	$1.08	$0.86	$0.33	$1.92	$1.19
Net Income Per Class A Share:					
Net Income Available to Class A Share – Basic	$0.33	$0.09	$0.30	$0.64	$0.40
Net Income Available to Class A Share – Diluted	$0.33	$0.09	$0.30	$0.64	$0.40
Weighted Average Number of Class A Shares Outstanding – Basic	152,852,427	165,968,620	170,431,430	150,328,495	168,190,114
Weighted Average Number of Class A Shares Outstanding – Diluted	152,852,427	165,968,620	170,431,430	150,328,495	168,190,114

(1) *Apollo adopted new GAAP consolidation and collateralized financing entity ("CFE") guidance in 2Q'15 which resulted in the deconsolidation of certain funds as of January 1, 2015 and a measurement alternative of the financial assets and liabilities of the remaining consolidated CLOs. The adoption did not impact net income attributable to Apollo Global Management, LLC in 1Q'15, but did change various line items within the statement of operations. Such amounts have been recast here from the amounts originally reported in 1Q'15.*

15

Appendix

Summary of Combined Segments

APOLLO

($ in thousands, except per share data and where noted)	2Q'14	3Q'14	4Q'14	1Q'15	2Q'15	YTD'14	YTD'15
Management fees from affiliates	$228,858	$227,693	$220,643	$224,713	$227,273	$452,688	$451,986
Advisory and transaction fees from affiliates, net	60,787	71,321	67,909	9,543	15,450	176,852	24,993
Carried interest income from affiliates	10,009	12,106	10,620	10,774	10,815	18,473	21,589
Total Management Business Revenues	**299,654**	**311,120**	**299,172**	**245,030**	**253,538**	**648,013**	**498,568**
Salary, bonus and benefits	89,831	91,823	77,661	87,552	89,683	170,362	177,235
Equity-based compensation	13,583	14,626	19,149	15,831	14,643	71,720	30,474
General, administrative and other	24,947	23,797	23,380	22,805	21,575	49,308	44,380
Professional fees	19,882	17,675	24,008	15,229	19,599	38,924	34,828
Occupancy	10,419	9,979	10,211	10,026	10,191	20,321	20,217
Placement fees	3,489	8,760	1,387	1,264	1,327	5,275	2,591
Depreciation and amortization	2,520	2,556	2,497	2,610	2,691	5,129	5,301
Total Non-Compensation Expenses	61,257	62,767	61,483	51,934	55,383	118,957	107,317
Total Management Business Expenses	**164,671**	**169,216**	**158,293**	**155,317**	**159,709**	**361,039**	**315,026**
Other Income (Loss)	3,119	(347)	33,716	4,692	1,841	8,434	6,533
Non-Controlling Interest	(3,124)	(3,174)	(3,134)	(2,846)	(3,223)	(6,380)	(6,069)
Management Business Economic Income	**$134,978**	**$138,383**	**$171,461**	**$91,559**	**$92,447**	**$289,028**	**$184,006**
Per Share	*$0.34*	*$0.35*	*$0.43*	*$0.23*	*$0.23*	*$0.72*	*$0.46*
Carried interest income (loss):							
Unrealized gains (losses)	37,768	(560,271)	(523,452)	(66,905)	(82,930)	(264,063)	(149,835)
Realized gains	241,827	490,291	518,364	124,724	177,807	704,453	302,531
Total Carried Interest Income (Loss)	**279,595**	**(69,980)**	**(5,088)**	**57,819**	**94,877**	**440,390**	**152,696**
Profit sharing expense:							
Unrealized profit sharing expense	66,679	(221,522)	(257,815)	(8,757)	(29,907)	(37,971)	(38,664)
Realized profit sharing expense	94,829	214,984	269,315	49,589	92,779	297,917	142,368
Total Profit Sharing Expense	**161,508**	**(6,538)**	**11,500**	**40,832**	**62,872**	**259,946**	**103,704**
Net interest expense	(3,416)	(7,076)	(6,623)	(6,692)	(6,824)	(5,399)	(13,516)
Other income (loss), net	—	(1,479)	(1,665)	(348)	(769)	14,040	(1,117)
Net gains (losses) from investment activities	(9,180)	116	113	1,761	24,284	8,833	26,045
Income (Loss) from equity method investments	25,866	4,825	(4,081)	(1,198)	16,390	54,161	15,192
Other Income (Loss)	**13,270**	**(3,614)**	**(12,256)**	**(6,477)**	**33,081**	**71,635**	**26,604**
Incentive Business Economic Income (Loss)	**$131,357**	**($67,056)**	**($28,844)**	**$10,510**	**$65,086**	**$252,079**	**$75,596**
Per Share	*$0.33*	*($0.17)*	*($0.07)*	*$0.03*	*$0.16*	*$0.63*	*$0.19*
Economic Income	**$266,335**	**$71,327**	**$142,617**	**$102,069**	**$157,533**	**$541,107**	**$259,602**
Income Tax Provision	(59,077)	(38,902)	(36,498)	(8,520)	(2,869)	(110,187)	(11,389)
Economic Net Income	**$207,258**	**$32,425**	**$106,119**	**$93,549**	**$154,664**	**$430,920**	**$248,213**
Per Share	***$0.52***	***$0.08***	***$0.26***	***$0.23***	***$0.38***	***$1.08***	***$0.62***
AUM *($ in millions)*	167,496	163,900	159,797	162,948	162,498	167,496	162,498
Fee-Generating AUM *($ in millions)*	130,329	129,577	128,714	131,252	128,289	130,329	128,289

17

Private Equity

APOLLO

($ in thousands, except per share data and where noted)	2Q'14	3Q'14	4Q'14	1Q'15	2Q'15	YTD'14	YTD'15
Management fees from affiliates	$82,045	$76,848	$76,755	$74,597	$74,269	$161,466	$148,866
Advisory and transaction fees from affiliates, net	5,178	11,925	3,502	3,841	8,913	42,814	12,754
Total Management Business Revenues	**87,223**	**88,773**	**80,257**	**78,438**	**83,182**	**204,280**	**161,620**
Salary, bonus and benefits	26,713	23,792	23,915	25,800	27,679	48,982	53,479
Equity-based compensation	6,957	8,028	10,092	9,056	7,437	31,406	16,493
Other expenses	18,801	16,600	17,467	15,185	16,462	36,219	31,647
Total Management Business Expenses	**52,471**	**48,420**	**51,474**	**50,041**	**51,578**	**116,607**	**101,619**
Other income (loss)	786	(1,592)	11,651	1,459	327	2,351	1,786
Management Business Economic Income	**$35,538**	**$38,761**	**$40,434**	**$29,856**	**$31,931**	**$90,024**	**$61,787**
Per Share	*$0.09*	*$0.10*	*$0.10*	*$0.07*	*$0.08*	*$0.23*	*$0.15*
Carried interest income (loss):							
Unrealized gains (losses)	(10,394)	(449,506)	(442,604)	(21,109)	(76,674)	(303,983)	(97,783)
Realized gains	198,103	369,968	463,165	76,035	158,002	594,943	234,037
Total Carried Interest Income (Loss)	**187,709**	**(79,538)**	**20,561**	**54,926**	**81,328**	**290,960**	**136,254**
Profit sharing expense:							
Unrealized profit sharing expense	33,756	(186,444)	(234,348)	4,467	(28,023)	(82,155)	(23,556)
Realized profit sharing expense	82,138	167,174	250,002	24,332	86,064	264,144	110,396
Total Profit Sharing Expense	**115,894**	**(19,270)**	**15,654**	**28,799**	**58,041**	**181,989**	**86,840**
Net interest expense	(1,601)	(2,634)	(2,524)	(2,549)	(2,465)	(2,725)	(5,014)
Other income, net	—	—	18	162	998	1,599	1,160
Income (Loss) from equity method investments	13,419	1,069	(2,870)	5,483	9,278	32,219	14,761
Other Income (Loss)	**11,818**	**(1,565)**	**(5,376)**	**3,096**	**7,811**	**31,093**	**10,907**
Incentive Business Economic Income (Loss)	**$83,633**	**($61,833)**	**($469)**	**$29,223**	**$31,098**	**$140,064**	**$60,321**
Per Share	*$0.21*	*($0.15)*	*$—*	*$0.07*	*$0.08*	*$0.35*	*$0.15*
Economic Income (Loss)	**$119,171**	**($23,072)**	**$39,965**	**$59,079**	**$63,029**	**$230,088**	**$122,108**
AUM *($ in millions)*	51,836	46,423	41,299	40,533	39,264	51,836	39,264
Fee-Generating AUM *($ in millions)*	33,554	32,104	30,285	30,199	28,468	33,554	28,468

18

Credit

APOLLO

($ in thousands, except per share data and where noted)	2Q'14	3Q'14	4Q'14	1Q'15	2Q'15	YTD'14	YTD'15
Management fees from affiliates	$134,605	$139,645	$132,863	$139,452	$140,632	$266,234	$280,084
Advisory and transaction fees from affiliates, net	55,609	58,593	63,504	5,352	4,420	133,089	9,772
Carried interest income from affiliates:	10,009	12,106	10,620	10,774	10,815	18,473	21,589
Total Management Business Revenues	**200,223**	**210,344**	**206,987**	**155,578**	**155,867**	**417,796**	**311,445**
Salary, bonus and benefits	55,770	60,422	43,610	53,679	51,994	106,514	105,673
Equity-based compensation	5,533	5,590	7,746	5,756	6,142	33,784	11,898
Other expenses	37,335	40,579	38,484	32,120	32,061	72,189	64,181
Total Management Business Expenses	**98,638**	**106,591**	**89,840**	**91,555**	**90,197**	**212,487**	**181,752**
Other income	2,213	1,590	18,836	2,804	546	5,558	3,350
Non-Controlling Interest	(3,124)	(3,174)	(3,134)	(2,846)	(3,223)	(6,380)	(6,069)
Management Business Economic Income	**$100,674**	**$102,169**	**$132,849**	**$63,981**	**$62,993**	**$204,487**	**$126,974**
Per Share	*$0.25*	*$0.26*	*$0.33*	*$0.16*	*$0.16*	*$0.51*	*$0.31*
Carried interest income (loss):							
Unrealized gains (losses)	47,174	(107,159)	(88,761)	(45,770)	(6,922)	39,276	(52,692)
Realized gains	39,726	120,323	55,199	46,272	18,556	105,512	64,828
Total Carried Interest Income (Loss)	**86,900**	**13,164**	**(33,562)**	**502**	**11,634**	**144,788**	**12,136**
Profit sharing expense:							
Unrealized profit sharing expense	31,741	(31,616)	(27,347)	(13,233)	(2,050)	43,604	(15,283)
Realized profit sharing expense	11,056	47,618	19,391	23,450	5,947	32,138	29,397
Total Profit Sharing Expense	**42,797**	**16,002**	**(7,956)**	**10,217**	**3,897**	**75,742**	**14,114**
Net interest expense	(1,397)	(3,776)	(3,531)	(3,462)	(3,642)	(1,967)	(7,104)
Other income (loss), net	—	(1,479)	(1,683)	(510)	(769)	12,441	(1,279)
Net gains (losses) from investment activities	(9,180)	116	113	1,761	23,286	8,833	25,047
Income (Loss) from equity method investments	9,371	3,115	(2,422)	(6,907)	6,202	18,119	(705)
Other Income (Loss)	**(1,206)**	**(2,024)**	**(7,523)**	**(9,118)**	**25,077**	**37,426**	**15,959**
Incentive Business Economic Income (Loss)	**$42,897**	**($4,862)**	**($33,129)**	**($18,833)**	**$32,814**	**$106,472**	**$13,981**
Per Share	*$0.11*	*($0.01)*	*($0.08)*	*($0.05)*	*$0.08*	*$0.27*	*$0.03*
Economic Income	**$143,571**	**$97,307**	**$99,720**	**$45,148**	**$95,807**	**$310,959**	**$140,955**
AUM *($ in millions)*	106,454	108,282	108,960	112,919	112,680	106,454	112,680
Fee-Generating AUM *($ in millions)*	90,780	91,614	92,192	94,858	92,667	90,780	92,667

19

Real Estate

APOLLO

($ in thousands, except per share data and where noted)	2Q'14	3Q'14	4Q'14	1Q'15	2Q'15	YTD'14	YTD'15
Management fees from affiliates	$12,208	$11,200	$11,025	$10,664	$12,372	$24,988	$23,036
Advisory and transaction fees from affiliates, net	—	803	903	350	2,117	949	2,467
Total Management Business Revenues	**12,208**	**12,003**	**11,928**	**11,014**	**14,489**	**25,937**	**25,503**
Salary, bonus and benefits	7,348	7,610	10,135	8,073	10,010	14,866	18,083
Equity-based compensation	1,093	1,007	1,312	1,019	1,064	6,530	2,083
Other expenses	5,121	5,588	5,532	4,629	6,860	10,549	11,489
Total Management Business Expenses	**13,562**	**14,205**	**16,979**	**13,721**	**17,934**	**31,945**	**31,655**
Other income (loss)	120	(345)	3,229	429	968	525	1,397
Management Business Economic Loss	**($1,234)**	**($2,547)**	**($1,822)**	**($2,278)**	**($2,477)**	**($5,483)**	**($4,755)**
Carried interest income (loss):							
Unrealized gains (losses)	988	(3,606)	7,913	(26)	666	644	640
Realized gains	3,998	—	—	2,417	1,249	3,998	3,666
Total Carried Interest Income (Loss)	**4,986**	**(3,606)**	**7,913**	**2,391**	**1,915**	**4,642**	**4,306**
Profit sharing expense:							
Unrealized profit sharing expense	1,182	(3,462)	3,880	9	166	580	175
Realized profit sharing expense	1,635	192	(78)	1,807	768	1,635	2,575
Total Profit Sharing Expense	**2,817**	**(3,270)**	**3,802**	**1,816**	**934**	**2,215**	**2,750**
Net interest expense	(418)	(666)	(568)	(681)	(717)	(707)	(1,398)
Income from equity method investments	3,076	641	1,211	226	910	3,823	1,136
Other Income (Loss)	**2,658**	**(25)**	**643**	**(455)**	**193**	**3,116**	**(262)**
Incentive Business Economic Income (Loss)	**$4,827**	**($361)**	**$4,754**	**$120**	**$1,174**	**$5,543**	**$1,294**
Economic Income (Loss)	**$3,593**	**($2,908)**	**$2,932**	**($2,158)**	**($1,303)**	**$60**	**($3,461)**
AUM *($ in millions)*	9,205	9,195	9,538	9,496	10,554	9,205	10,554
Fee-Generating AUM *($ in millions)*	5,995	5,859	6,237	6,195	7,154	5,995	7,154

20

Reconciliation of Non-GAAP Measures to GAAP

APOLLO

($ in thousands)	2Q'14	3Q'14	4Q'14	1Q'15	2Q'15	YTD'14	YTD'15
Distributable Earnings	**$248,598**	**$372,223**	**$370,916**	**$146,019**	**$201,611**	**$686,641**	**$347,630**
Net unrealized carried interest income	(28,911)	(338,749)	(265,637)	(58,148)	(53,023)	(226,092)	(111,171)
Unrealized investment and other income (loss)	10,958	(2,944)	(32,664)	(45)	25,436	46,521	25,391
Add back: Non-cash revenues	51,793	57,979	91,648	32,684	843	110,886	33,527
Less: Equity-based compensation	(13,583)	(14,626)	(19,149)	(15,831)	(14,643)	(71,720)	(30,474)
Less: Depreciation and amortization	(2,520)	(2,556)	(2,497)	(2,610)	(2,691)	(5,129)	(5,301)
Economic Income	**$266,335**	**$71,327**	**$142,617**	**$102,069**	**$157,533**	**$541,107**	**$259,602**
Income tax provision	(35,037)	(29,376)	(50,283)	(5,514)	(9,092)	(67,586)	(14,606)
Net income attributable to Non-Controlling Interests in Apollo Operating Group	(151,995)	(42,955)	(54,632)	(48,012)	(83,148)	(307,095)	(131,160)
Transaction related charges and equity-based compensation[1]	(7,635)	3,214	(15,520)	(17,616)	(8,865)	(22,589)	(26,481)
Net Income Attributable to Apollo Global Management, LLC	**$71,668**	**$2,210**	**$22,182**	**$30,927**	**$56,428**	**$143,837**	**$87,355**

(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated affiliates to employees of the Company.

21

Investment Records as of June 30, 2015

APOLLO

Drawdown

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Unrealized Value[1]	Total Value[1]	Gross IRR[1] (As of June 30, 2015)	Net IRR[1] (As of June 30, 2015)
Private Equity									
Fund VIII	2013	$18,388	$18,377	$2,720	$18	$3,008	$3,026	NM[2]	NM[2]
Fund VII	2008	9,782	14,677	15,297	27,318	5,790	33,108	37%	28%
Fund VI	2006	4,918	10,136	12,457	17,270	4,093	21,363	13	10
Fund V	2001	400	3,742	5,192	12,666	139	12,805	61	44
Funds I, II, III, IV & MIA[3]	Various	29	7,320	8,753	17,398	14	17,412	39	26
Traditional Private Equity Funds[4]		**$33,517**	**$54,252**	**$44,419**	**$74,670**	**$13,044**	**$87,714**	**39%**	**25%**
AION	2013	828	826	161	9	196	205	NM[2]	NM[2]
ANRP	2012	1,366	1,323	831	200	845	1,045	16%	9%
Total Private Equity[10]		**$35,711**	**$56,401**	**$45,411**	**$74,879**	**$14,085**	**$88,964**		
Credit:									
Credit Opportunity Funds									
COF III	2014	$3,151	$3,426	$2,273	$414	$1,748	$2,162	NM[2]	NM[2]
COF I & II	2008	693	3,068	3,787	7,286	263	7,549	23%	20%
European Principal Finance Funds									
EPF II[6]	2012	3,760	3,433	2,281	698	2,186	2,884	19	9
EPF I	2007	583	1,442	1,895	2,798	404	3,202	24	17
Structured Credit Funds									
FCI II	2013	2,028	1,555	1,215	189	1,267	1,456	NM[2]	NM[2]
FCI	2012	850	559	1,017	537	749	1,286	14	10
SCRF III[5]	—	718	789	613	171	477	648	NM[2]	NM[2]
SCRF I & II	Various	117	222	706	744	141	885	33	22
Other Drawdown Funds & SIAs[7]	Various	5,301	5,939	5,091	5,778	1,157	6,935	11	9
Total Credit[11]		**$17,201**	**$20,433**	**$18,878**	**$18,615**	**$8,392**	**$27,007**		
Real Estate:									
Apollo U.S. Real Estate Fund II[5]	—	$325	$327	$113	$4	$110	$114	NM[2]	NM[2]
AGRE U.S. Real Estate Fund[8]	2012	643	644	617	370	465	835	18%	14%
AGRE Debt Fund I	2011	728	1,190	1,185	637	722	1,359	9	7
CPI Funds[9]	Various	1,228	4,996	2,505	2,310	351	2,661	18%	14%
Total Real Estate[12]		**$2,924**	**$7,157**	**$4,420**	**$3,321**	**$1,648**	**$4,969**		

Note: The above table summarizes the investment record by segment of Apollo's significant multi-year drawdown, commitment based funds and SIAs as defined in the non-GAAP financial information & definitions section of this presentation. The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 23.

22

(1) Refer to the definitions of Total Invested Capital, Realized Value, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) Fund I and Fund II were structured such that investments were made from either fund depending on which fund had available capital. Apollo does not differentiate between Fund I and Fund II investments for purposes of performance figures because they are not meaningful on a separate basis and do not demonstrate the progression of returns over time. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds is presented to illustrate fund performance associated with Apollo's Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) SCRF III and Apollo U.S. Real Estate Fund II, L.P. were launched prior to June 30, 2015 and have not established their vintage year. (6) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.11 as of June 30, 2015. (7) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs' historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.11 as of June 30, 2015. Additionally, certain SIAs totaling $1.4 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $7.9 billion of Total Invested Capital through June 30, 2015. (8) AGRE U.S. Real Estate Fund, L.P., a closed-end private investment fund, has $150 million of co-investment commitments raised, which are included in the figures in the table. A co- invest entity within AGRE U.S. Real Estate Fund, L.P. is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.57 as of June 30, 2015. (9) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds including CPI Capital Partners North America, CPI Capital Partners Asia Pacific.  CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement.  For these funds, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to June 30, 2015 was (1)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (10) Certain private equity co-investment vehicles and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $3.6 billion of aggregate AUM as of June 30, 2015. (11) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds' and SIAs' had $2.0 billion of aggregate AUM as of June 30, 2015. (12) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $5.3 billion of aggregate AUM as of June 30, 2015. Investment Records – Notes 23

Investment Records as of June 30, 2015 Permanent Capital Vehicles ex AAM / AAA Total Returns(3) ($ in millions) IPO Year(4) Total AUM For the Three Months Ended 6/30/15 For the Six Months Ended   6/30/15 For the Three Months Ended 6/30/14 For the Six Months Ended   6/30/14 For the Year Ended 12/31/14 Credit: MidCap(5) N/A $3,299 NM(6) NM(6) N/A N/A N/A AIF 2013 403 (1)% 3 % NM(6) NM(6) NM(6) AFT 2011 436 1 10 — 3% (1)% AMTG(7) 2011 4,173 (5) (1) 6% 19 19 AINV(8) 2004 4,322 (5) 1 6 6 (3) Real Estate: ARI 2009 $2,318 (2)% 6% 2% 6% 11 % Total $14,951 Liquid / Performing Net Returns ($ in millions) Vintage Year Total AUM For the Three Months Ended 6/30/15 For the Six Months Ended   6/30/15 For the Three Months Ended 6/30/14 For the Six Months Ended   6/30/14 For the Year Ended 12/31/14 Credit: Hedge Funds(1) Various $6,190 1% 3% 2% 4% 3% CLOs(2) Various 13,422 1 3 1 2 2 SIAs / Other Various 15,028 1 3 1 3 3 Total $34,640 24 Note: The above table summarizes the investment record for our Liquid/Performing and Permanent Capital Vehicles excluding AAM/AAA as defined in the non-GAAP financial information & definitions section of this presentation. All amounts are as of June 30, 2015, unless otherwise noted. Footnotes to the above tables appear on page 25.

(1) Hedge funds includes Apollo Credit Strategies Master Fund Ltd., Apollo Credit Master Fund Ltd. and Apollo Value Strategic Fund, L.P. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. (6) Returns have not been presented as the Permanent Capital Vehicle commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (7) All amounts are as of March 31, 2015 except for total returns. Refer to www.apolloresidentialmortgage.com for the most recent financial information on AMTG. The information contained on AMTG's website is not part of this presentation. (8) All amounts are as of March 31, 2015 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Investment Records – Notes 25

Share Rollforward 2Q'14 3Q'14 4Q'14 1Q'15 2Q'15 YTD'14 YTD'15 Total GAAP Weighted Average Outstanding Class A Shares - Basic and Restricted Shares 152,852,427 158,466,602 162,107,977 165,968,620 170,538,381 150,328,495 168,268,904 Non-GAAP Adjustments: AOG Units 225,725,411 222,736,477 222,698,738 222,545,477 221,387,378 227,331,084 221,963,228 RSUs 21,142,309 19,410,438 16,284,481 14,672,264 11,697,803 21,263,534 13,176,817 Non-GAAP Weighted Average Diluted Shares Outstanding 399,720,147 400,613,517 401,091,196 403,186,361 403,623,562 398,923,113 403,408,949 2Q'14 3Q'14 4Q'14 1Q'15 2Q'15 Total GAAP Outstanding Class A Shares - Basic and Restricted Shares 156,296,748 159,956,660 163,046,554 167,912,379 172,188,169 Non-GAAP Adjustments: AOG Units 222,736,477 222,736,477 222,680,477 222,455,477 220,637,976 Vested RSUs 21,573,419 18,374,602 17,354,242 13,755,489 10,968,849 Non-GAAP Diluted Shares Outstanding 400,606,644 401,067,739 403,081,273 404,123,345 403,794,994 Unvested RSUs Eligible for Distribution Equivalents 4,293,973 4,192,330 4,988,367 4,681,555 4,708,862 Distributable Earnings Shares Outstanding 404,900,617 405,260,069 408,069,640 408,804,900 408,503,856 26

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income” (previously referred to as Economic Net Income), or “EI”, as well as “Economic Net Income” (previously referred to as ENI After Taxes), or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management also believes the components of EI and ENI such as the amount of management fees, advisory and transaction fees and carried interest income are indicative of Apollo’s performance. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo's shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo's performance and growth for the year. ▪ These measures of profitability have certain limitations in that they do not take into account certain items included under U.S. GAAP. EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated affiliates to employees of the Company, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. We believe this measure is more consistent with how we assess the performance of our segments which is described above in our definition of EI. • “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. • “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share as well as DE After Taxes and Related Payables per share described below. • “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from our segment reported results, and are supplemental measures to assess performance and amounts available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the affiliated funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo's transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo's tax receivable agreement. 27

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets we manage for the funds, partnerships and accounts to which we provide investment management services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage; and v) the fair value of any other assets that we manage for the funds, partnerships and accounts to which we provide investment management services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. We use AUM as a performance measurement of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “Fee-Generating AUM” consists of assets we manage for the funds, partnerships and accounts to which we provide investment management services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: • “Carry-Generating AUM” refers to funds' invested capital that is currently above its hurdle rate or preferred return, and the funds' profit is allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements. • “AUM Not Currently Generating Carry” refers to funds' invested capital that is currently below its hurdle rate or preferred return. • “Uninvested Carry-Eligible AUM” refers to available capital for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements that are not currently part of the NAV or fair value of investments that may eventually produce carried interest income, which would be allocated to the general partner. 28

Non-GAAP Financial Information & Definitions Cont’d ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs. It also includes sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and deliver capital when called as investment opportunities become available. It includes Athene assets managed by AAM that are invested in commitment-based funds. ▪ “Permanent Capital Vehicles” refers to (a) assets that are managed by Athene Asset Management, L.P., (b) assets that are owned by or related to MidCap FinCo Limited and managed by Apollo Capital Management, L.P., and (c) assets of publicly traded vehicles managed by Apollo such as AP Alternative Assets, L.P. (“AAA”), Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Residential Mortgage, Inc. (“AMTG”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law. The investment management arrangements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940.  In addition, the investment management arrangements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management arrangements of ARI and AMTG have one year terms and are reviewed annually by each company’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of such company’s independent directors.  The investment management arrangements between MidCap FinCo Limited and Apollo Capital Management, L.P.  and Athene and Athene Asset Management, L.P. may also be terminated under certain circumstances. ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any.  In addition, amounts include committed and funded amounts for certain investments.  ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ “Multiple of Invested Capital” or “MOIC” is calculated as Total Value divided by Total Invested Capital. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of Inflows across the private equity, credit and real estate segments. 29

Non-GAAP Financial Information & Definitions Cont’d ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund) on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on June 30, 2015 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. ▪ Net IRR of a private equity fund means the Gross IRR, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns on amounts that, if distributed, would be paid to investors of the fund.  To the extent that an Apollo private equity fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of the fund, thereby reducing the balance attributable to fund investors.  Net IRR does not represent the return to any fund investor. ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented.  ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross IRR of a real estate fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on June 30, 2015 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Net IRR of a real estate fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of June 30, 2015 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. ▪ Gross Return of a credit or real estate fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene Sub- advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ Net Return of a credit or real estate fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. 30

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo's expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo's annual report on Form 10-K filed with the SEC on February 27, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 31